EXHIBIT 11

DIDAX INC.
COMPUTATION OF EARNINGS PER SHARE
12/31/97


BASIC EARNINGS PER SHARE:                                                       YEAR ENDED DECEMBER 31, 1997
                                                        Common    Exercise   Assumed                   Assumed       Net Shares
                                                        Shares     Price     Proceeds    IPO Price    Treas. Stk.       Added
                                                        ------     -----     --------    ---------    -----------       -----
Common Stock
Assumed issued and outstanding - beginning of period                                                                  1,160,376
Rescission reduced on 8/1/97 by 6,000 shares                                                                          1,160,376
Rescission reduced on 8/4/97 by 6,000 shares                                                                          1,160,376
Rescission reduced on 9/5/97 by 15,000 shares                                                                         1,160,376
Rescission reduced on 12/16/97 by 6,000 shares                                                                        1,160,376


Stock sold during the year:

PK                                                                                                                       40,000
Lasmanis                                                                                                                  2,212
IPO                                                                                                                   2,000,000
Junior Notes                                                                                                            340,000

gofishnet stock:
                                                                                                                        122,055
                                                                                                                        122,611
                                                                                                                        123,611
                                                                                                                        125,055
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                                                                     50,962
Detachable Warrants                                      22,260    4.00      89,040      5.00           17,808            4,452


BASIC EARNINGS PER SHARE:                                             YEAR ENDED DECEMBER 31, 1997            01/01/98
                                                             Shares subject      Total         Grant/Purch.      Days
                                                              to Recission       Shares            Date       Outstanding
                                                              ------------       ------            ----       -----------
Common Stock
Assumed issued and outstanding - beginning of period             607,434        552,942          01/01/97         212
Rescission reduced on 8/1/97 by 6,000 shares                     601,434        558,942          08/01/97           3
Rescission reduced on 8/4/97 by 6,000 shares                     595,434        564,942          08/04/97          32
Rescission reduced on 9/5/97 by 15,000 shares                    580,434        579,942          09/05/97         102
Rescission reduced on 12/16/97 by 6,000 shares                   574,434        585,942          12/16/97          16
                                                                                                                  ---
                                                                                                                  365
Stock sold during the year:

PK                                                                     0         40,000          04/21/97         255
Lasmanis                                                               0          2,212          04/23/97         253
IPO                                                                    0      2,000,000          10/03/97          90
Junior Notes                                                           0        340,000          10/06/97          87

gofishnet stock:
                                                                       0        122,055          01/01/97         273
                                                                       0        122,611          10/01/97          31
                                                                       0        123,611          11/01/97          30
                                                                       0        125,055          12/01/97          31
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period                   0         50,962          01/01/97         365
Detachable Warrants                                                    0          4,452          07/10/97         175


                                                                                                    Diluted               Basic
BASIC EARNINGS PER SHARE:                                   Diluted              Basic             WithGofish           WithGofish
                                                            Weighted           Weighted             Weighted             Weighted
                                                             Shares             Shares              Shares               Shares
                                                           -----------         -----------         -----------         -----------
Common Stock
Assumed issued and outstanding - beginning of period       117,223,704         117,223,704         117,223,704         117,223,704
Rescission reduced on 8/1/97 by 6,000 shares                 1,676,826           1,676,826           1,676,826           1,676,826
Rescission reduced on 8/4/97 by 6,000 shares                18,078,144          18,078,144          18,078,144          18,078,144
Rescission reduced on 9/5/97 by 15,000 shares               59,154,084          59,154,084          59,154,084          59,154,084
Rescission reduced on 12/16/97 by 6,000 shares               9,375,072           9,375,072           9,375,072           9,375,072
                                                           -----------         -----------         -----------         -----------
                                                           205,507,830         205,507,830         205,507,830         205,507,830
Stock sold during the year:

PK                                                          10,200,000          10,200,000          10,200,000          10,200,000
Lasmanis                                                       559,636             559,636             559,636             559,636
IPO                                                        180,000,000         180,000,000         180,000,000         180,000,000
Junior Notes                                                29,580,000          29,580,000          29,580,000          29,580,000

gofishnet stock:
                                                                                                    33,321,015          33,321,015
                                                                                                     3,800,927           3,800,927
                                                                                                     3,708,317           3,708,317
                                                                                                     3,876,705           3,876,705
Grant/Exercise of warrants:
Assumed issued and outstanding - beginning of period        18,601,130                              18,601,130
Detachable Warrants                                            779,100                                 779,100
                                                           -----------         -----------         -----------         -----------
                                                           445,227,696         425,847,466         489,934,660         470,554,430
                                                                   365                 365                 365                 365
                                                           -----------         -----------         -----------         -----------
End of period    12/31/97    Weighted average
                             share outstanding               1,219,802           1,166,705           1,342,287           1,289,190

                             Net loss                       (4,124,710)         (4,124,710)         (4,253,580)         (4,253,580)
                                                           -----------         -----------         -----------         -----------

                             Net loss per share                  (3.38)              (3.54)              (3.17)              (3.30)